FIFTH AMENDMENT TO
                        CREDIT AGREEMENT


          THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Fifth Amendment") is dated as of March 20, 1995 among Rio Properties, Inc., a Nevada corporation (the "Company"), the several financial institutions party hereto ("Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent" ), and amends that certain Credit Agreement dated as of July 15, 1993, among the Company, the Banks and the Agent, as amended by a First Amendment to Credit Agreement dated as of October 25, 1993, a Second Amendment to Credit Agreement dated as of November 8, 1993, a Third Amendment to Credit Agreement dated as of April 15, 1994 and a Fourth Amendment to Credit Agreement dated as of December 16, 1994 (as so amended, the "Agreement").

                             RECITAL

          The Company has requested the Agent and the Banks to amend the Agreement, and the Agent and Banks are willing to so amend the Agreement on the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1. TERMS. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement herein shall mean the Agreement as hereby amended

          2. AMENDMENT TO AGREEMENT. The Banks and the Agent hereby agree that the Agreement is hereby amended as follows;

          2.1 Section 1.01 of the Agreement is amended by inserting the following additional definition in proper alphabetical order:

               "'PHASE 4 EXPANSION' means the expansion on the Real Property of the hotel casino property known as Rio Hotel & Casino, including the addition of 141 guest suites and three super suites, the expansion of meeting room space and a restaurant, the expansion and relocation of the fitness center, hair salon and associated back office areas, and related furnishings, fittings and equipment."

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          2.2 Section 7.04(c) of the Agreement is amended by
deleting "$50,000,000" and inserting "$30,000.000" in lieu thereof.

          2.3 Section 7.13 of the Agreement is amended and restated in its entirety as follows:

               "7.13 CAPITAL EXPENDITURES. The Company and its consolidated Subsidiaries shall not make or commit to make Capital Expenditures (excluding the Construction Costs of $37,000,000 for the Phase 2 Expansion, $25,000,000 for the Eastside Expansion, $75,000,000 for the Phase 3 Expansion and $20,000.000 for the Phase 4 Expansion in 1994, 1995 and 1996) exceeding an amount equal to $7,500,000 plus the available but unused Capital Expenditures from the prior fiscal year, but not to exceed $l2,500,000 in any event."

          3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks and Agent:

          3.1 AUTHORITY. The Company has all necessary power and has taken all corporate action necessary to make this Fifth
Amendment, the Agreement, and all other agreements and instruments executed in connection herewith and therewith, the valid and enforceable obligations they purport to be.

          3.2 NO LEGAL OBSTACLE TO AGREEMENT. Neither the execution of this Fifth Amendment, the making by the Company of any borrowings under the Agreement, nor the performance of the Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which the Company is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of the Company. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Company of this Fifth Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by the Company under the Agreement.

          3.3 INCORPORATION OF CERTAIN REPRESENTATIONS. The representations and warranties set forth in Article V of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

          3.4 DEFAULT. No Event of Default under the Agreement has occurred and is continuing.

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         4.   CONDITIONS, EFFECTIVENESS.  The effectiveness of
this Fifth Amendment shall be subject to the compliance by the Company with its agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent and the Majority Banks:

          4.1 CORPORATE RESOLUTIONS. A copy of a resolution or resolutions passed by the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Fifth Amendment and any note or other instrument or agreement required hereunder.

          4.2 AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of the Company dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Fifth Amendment and any instrument or agreement required hereunder on behalf of the Company.

          4.3 OTHER EVIDENCE. Such other evidence with respect to the Company or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Fifth Amendment and the Agreement and the compliance with the conditions set forth herein.

          5.   MISCELLANEOUS.

          5.1 EFFECTIVENESS OF THE AGREEMENT. Except as hereby expressly amended, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed in a11 respects.

          5.2 WAIVERS. This Fifth Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents, constitute a waiver of any other default of the same or of any other term or provision.

          5.3 COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts and all of such

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Counterparts taken together shall be deemed to constitute one and the same instrument. This Fifth Amendment shall not become effective until the Parent Guarantor, the Company, the Majority Banks and the Agent shall have signed a copy hereof, whether the same or counterparts and the same shall have been delivered to the Agent.

          5.4 JURISDICTION. This Fifth Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws Of the State of Nevada.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered as of the date first written above.

                              RIO PROPERTIES, INC.


                              By:/s/James A. Barrett Jr.
                              Title:President


                              By:/s/Harlan D. Braaten
                              Title: SR VP and CFO, Treasurer


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION,
                              as Agent

                              By:
                                      L. Chenevert, Jr.
                                       Vice President

                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as a Bank

                              By:
                                        Jon Varnell
                                       Vice President

                              FIRST INTERSTATE BANK OF NEVADA


                              By:
                              Title:

(signatures continue)

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                              FIRST SECURITY BANK OF IDAHO, N.A.


                              By:
                              Title:

                              NBD BANK, N.A.


                              By:
                              Title:

                              SOCIETE GENERALE


                              By:
                              Title:

                              BANK OF AMERICA NEVADA


                              By:
                              Title:

                              U.S. BANK OF NEVADA


                              By:
                              Title:

                              BANK OF SCOTLAND


                              By:
                              Title:

                              MIDLANTIC BANK, N.A.


                              By:
                              Title:

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                      CONSENT OF GUARANTOR


     The undersigned hereby consents to the foregoing Fifth Amendment to Credit Agreement dated as of March 20, 1995 and confirms that its Parent Guaranty dated as of July 15, 1993 remains in full force and effect before and after giving effect to this Fifth Amendment.

                              RIO HOTEL AND CASINO, INC.


                              By:/s/James A. Barrett Jr.
                              Title:President


                              By:/s/Harlan Braaten
                              Title:SR VP and CFO, Treasurer